UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2015

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

P. H. Glatfelter Company (the "Company") previously disclosed in its 2014 Annual Report on Form 10-K (the "2014 10-K") that it may be required to provide interim funding for remediation activity in Operable Units 2-5 ("OU2-5") of the Lower Fox River and Bay of Green Bay in Wisconsin. The Company previously disclosed it understood the cost of remediation activity to be completed in 2015 was estimated to total approximately $90 million. The U.S. Environmental Protection Agency ("EPA") recently advised that it now believes the cost of such 2015 work to be approximately $100 million.

As more fully discussed in the 2014 10-K and the Company's Current Report on Form 8-K dated November 19, 2007, the Environmental Protection Agency ("EPA") had issued a Unilateral Administrative Order ("UAO") for the remediation of OU2-5. The UAO was issued to several PRPs, of which NCR Corporation ("NCR"), Georgia Pacific and the Company remain obligated to comply.

On March 27, 2015, the Company was notified of the EPA’s intent to assign to it specific remedial tasks to be performed in 2015 in the down stream portion of the Lower Fox River. On April 9, 2015, the EPA approved a "Final Phase 2B Work Plan For 2015 Remedial Action of Operable Units 2 Through 5" (the "2015 Work Plan"), under which the EPA assigned to the Company certain tasks which the EPA believes represent approximately one-third (1/3) of the remediation activity specified in the 2015 Work Plan. The allocation of remediation responsibilities remains the subject of extensive litigation amongst the parties, particularly the retrial of allocation issues scheduled for June 2016. We contend the court should, after further consideration, reinstate the 100% allocation to NCR, or some similar very high allocation of costs as previously decided, and we should bear no share or a very small share.

The Company is in the process of evaluating the 2015 Work Plan, and the impact, if any, that it may have on its reserves. Any work performed under the 2015 Work Plan is subject to a reallocation of costs in the pending Whiting litigation as more fully disclosed in the 2014 10-K. We are evaluating i) whether the work purportedly assigned to Glatfelter could be completed in the specified timeframe; ii) whether the EPA has the legal authority to assign remedial tasks as it purports to have done under the terms of the UAO; iii) whether the Company has available to it avenues for relief from the purported obligation to perform the assigned work in 2015; iv) whether the Company has any other responses of which it may avail itself; v) whether an arbitrary per capita allocation of one-third can be imposed on the Company in light of the multiple rulings by the courts since 2009 that appear inconsistent with a per capita allocation; and vi) whether the 2015 Work Plan affects the Company’s ultimate liability for this Site. As of December 31, 2014, the Company's reserve for matters relating to the Fox River totaled $16.3 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

April 15, 2015	By:	Kent K. Matsumoto

Name: Kent K. Matsumoto
Title: Vice President, General Counsel & Corporate Secretary